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                                                                    Exhibit 10.1



                       PIONEER-STANDARD ELECTRONICS, INC.

                     SHARE SUBSCRIPTION AGREEMENT AND TRUST



                          Effective as of July 2, 1996
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                                TABLE OF CONTENTS

                                                                          PAGE

ARTICLE 1.
Trust, Trustee and Trust Fund ............................................. 1
     1.1. Trust ........................................................... 1
     1.2. Trustee ......................................................... 1
     1.3. Trust Fund ...................................................... 2
     1.4. Trust Fund Subject to Claims .................................... 2
     1.5. Definitions ..................................................... 3

ARTICLE 2.
Subscription, Dividends and Registration................................... 6
     2.1. Subscription .................................................... 6
     2.2. Dividends ....................................................... 6
     2.3. Binding Effect................................................... 6
     2.4. Status of Subscribed For Company Shares.......................... 6
     2.5  Subscriber Trustee Default....................................... 7
     2.6  Securities Matters............................................... 7
     2.7  Registration Rights.............................................. 7

ARTICLE 3.
Allocation of Company Shares .............................................. 8
     3.1. Allocations...................................................... 8

ARTICLE 4.
Compensation, Expenses and Tax Withholding ................................ 8
     4.1. Compensation and Expenses ....................................... 8
     4.2. Withholding of Taxes ............................................ 8

ARTICLE 5.
Administration of Trust Fund .............................................. 9
     5.1. Management and Control of Trust Fund............................. 9
     5.2. Investment of Funds.............................................. 9
     5.3. Trustee's Administrative Powers.................................  9
     5.4. Voting and Tendering of Company Shares.......................... 11
     5.5. Indemnification................................................. 13
     5.6. General Duty to Communicate to Committee........................ 14

ARTICLE 6.
Accounts and Reports of Trustee .......................................... 14
     6.1. Records and Accounts of Trustee................................. 14
     6.2. Fiscal Year..................................................... 14
     6.3. Reports of Trustee.............................................. 14
     6.4. Final Report.................................................... 14


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                                                                          PAGE
ARTICLE 7.
Succession of Trustee .................................................... 15
     7.1. Resignation of Trustee.......................................... 15
     7.2. Removal of Trustee.............................................. 15
     7.3. Appointment of Successor Trustee................................ 15
     7.4. Succession to Trust Fund Assets................................. 15
     7.5. Continuation of Trust........................................... 16
     7.6. Changes in Organization of Trustee.............................. 16
     7.7. Continuance of Trustee's Powers in Event of
          Termination of the Trust........................................ 16

ARTICLE 8.
Representations .......................................................... 16
     8.1  Representations and Warranties of the Trustee................... 16
     8.2  Representations and Warranties of the Company................... 17

ARTICLE 9.
Amendment or Termination ................................................. 17
     9.1. Amendments...................................................... 17
     9.2. Termination..................................................... 18
     9.3. Form of Amendment or Termination................................ 18

ARTICLE 10.
Miscellaneous ............................................................ 19
   10.1.  Controlling Law................................................. 19
   10.2.  Committee Action ............................................... 19
   10.3.  Notices......................................................... 19
   10.4.  Severability.................................................... 19
   10.5.  Protection of Persons Dealing with
           the Trust...................................................... 20
   10.6.  Tax Status of Trust............................................. 20
   10.7.  Participants to Have No Interest in the
           Company by Reason of this Agreement............................ 20
   10.8.  Nonassignability................................................ 20
   10.9.  Gender and Plurals.............................................. 20
   10.10. Counterparts.................................................... 20

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                       PIONEER-STANDARD ELECTRONICS, INC.
                     SHARE SUBSCRIPTION AGREEMENT AND TRUST

         THIS SHARE SUBSCRIPTION AGREEMENT AND TRUST (the "Agreement") made effective as of July 2, 1996 between Pioneer-Standard Electronics, Inc., an Ohio corporation, and Wachovia Bank of North Carolina, N.A., a national banking association, as trustee.

                              W I T N E S S E T H :

         WHEREAS, the Company (as defined below) desires to establish a Trust (as defined below) in accordance with the laws of the State of Ohio and for the purposes stated in this Agreement;

         WHEREAS, the Trustee (as defined below) desires to act as trustee of the Trust, and to hold legal title to the assets of the Trust, in trust, for the purposes hereinafter stated and in accordance with the terms hereof;

         WHEREAS, the Company or its subsidiaries have previously adopted certain Plans (as defined below) and may adopt additional Plans in the future;

         NOW, THEREFORE, the parties hereto hereby establish the Trust and agree that the Trust will be comprised, held and disposed of, and does hereby subscribe for certain Company Shares (as defined below) as follows:


                                   ARTICLE 1.

                          Trust, Trustee and Trust Fund

         1.1. Trust. The Trust established by this Agreement shall be known as The Pioneer Stock Benefit Trust. The parties intend that the Trust will be an independent legal entity with title to and power to convey all of its assets. The parties hereto further intend that the Trust not be subject to the Employee Retirement Income Security Act of 1974, as amended. The assets of the Trust will be held, invested and disposed of by the Trustee, in accordance with the terms of this Agreement as it may be amended from time to time.

         1.2. Trustee. The trustee named above, and its successor or successors, is hereby designated as the Trustee hereunder, to receive, hold, invest, administer and distribute the Trust Fund in accordance with this Agreement, the
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provisions of which shall govern the power, duties and responsibilities of the
Trustee.

         1.3. Trust Fund. The assets held at any time and from time to time under the Trust collectively are herein referred to as the "Trust Fund" and shall consist of contributions received by the Trustee, proceeds of any loans, investments and reinvestment thereof, the earnings and income thereon, less disbursements therefrom. Except as herein otherwise provided, title to the assets of the Trust Fund shall at all times be vested in the Trustee and securities that are part of the Trust Fund shall be held in such manner that the Trustee's name and the fiduciary capacity in which the securities are held are fully disclosed, subject to the right of the Trustee to hold title in bearer form or in the name of a nominee, and the interests of others in the Trust Fund shall be only the right to have such assets received, held, invested, administered and distributed in accordance with the provisions of this Agreement.

         1.4. Trust Fund Subject to Claims. Notwithstanding any provision of this Agreement to the contrary, the Trust Fund shall at all times remain subject to the claims of the Company's general creditors under federal and state law.

         In addition, the Board of Directors and Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue allocations pursuant to Article 3.

         Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's Insolvency.

         If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue allocations pursuant to Article 3 and shall hold the Trust Fund for the benefit of the Company's general creditors. Nothing in


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this Agreement shall in any way diminish any rights of employees as general creditors of the Company with respect to benefits due under the Plan(s) or otherwise.

         The Trustee shall resume allocations pursuant to Article 3 only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

         1.5. Definitions. In addition to the terms defined elsewhere in this Agreement, certain capitalized terms have the meanings set forth below:

         Available Shares. "Available Shares" means the Company Shares which have been acquired by the Trust pursuant to the Subscription Agreement embodied in this Agreement and issued and delivered to the Trust by the Company but not yet allocated (nor sold and the proceeds allocated) to one or more Plans.

         Blackout Period. "Blackout Period" means those times during which (a) the sale or other transfer of Company Shares by the Company, the Trustee or the Plan trustees, would, in the reasonable judgment of counsel to the Company, (i) require the disclosure by the Company of information which the Company has a bona fide business purpose for preserving as confidential, (ii) result in a violation of Section 10(b) of the Securities Exchange Act of 1934 or the rules and regulations thereunder, or of applicable law in effect at the time, or (iii) violate any order, judgment or decree of any court or regulatory authority or agency, (b) the Company is unable to comply with the requirements of the Commission with respect to information required to be contained or incorporated by reference in any registration statement covering such issuances or sales or
(c) the Company determines to engage in a public offering of Company equity securities and has been advised by a recognized investment banking firm selected by the Company that, in such firm's opinion, the sale of Company Shares by the Trustee would adversely affect such offering.

         Board of Directors. "Board of Directors" means the board of directors of the Company.

         Change of Control. "Change of Control" means (i) a complete dissolution or liquidation of the Company, (ii) a sale or other disposition of all or substantially all of the Company's assets or (iii) a reorganization, merger, or consolidation ("Business Combination") unless either (A) all or substantially all of the shareholders of the Company immediately prior to the Business Combination own more than 50%



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of the voting securities of the entity surviving the Business Combination, or the entity which directly or indirectly controls such surviving entity, in substantially the same proportion as they owned the voting securities of the Company immediately prior thereto, or (B) the consideration (other than cash paid in lieu of fractional shares or payment upon perfection of appraisal rights) issued to shareholders of the Company in the Business Combination is solely common shares which are publicly traded on an established securities exchange in the United States.

         Code. "Code" means the Internal Revenue Code of 1986, as amended.

         Committee. "Committee" means a committee of the Company which is charged by the Board of Directors with administration of the Trust.

         Company. "Company" means Pioneer-Standard Electronics, Inc., an Ohio corporation, or any successor thereto. References to the Company shall include its subsidiaries and affiliates where appropriate.

         Company Shares. "Company Shares" means common shares without par value issued by the Company or any successor securities.

         Employee Directed Amount. "Employee Directed Amount" means the number of Company Shares, and fractions thereof, held or subscribed for by the Trust and subject to voting and tendering decisions under Section 5.4 by an individual Share Eligible Employee. The Employee Directed Amount for any Share Eligible Employee at any time shall equal the product of (x) the total number of Company Shares held or subscribed for by the Trust at such time and (y) a fraction, the numerator of which is one and the denominator of which is the total number of Share Eligible Employees listed in the applicable Share Eligibility Certification.

         Extraordinary Dividend. "Extraordinary Dividend" means any dividend or other distribution of cash or other property (other than Company Shares) made with respect to Company Shares, which the Board of Directors declares generally to be other than an ordinary dividend.

         Insolvent. "Insolvent" means (i) the inability of the Company to pay its debts as they become due, or (ii) the Company being subject to a pending proceeding as a debtor under the provisions of Title 11 of the United States Code (Bankruptcy Code).


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         Plans. "Plans" means the employee benefit plans and arrangements listed on Schedule A hereto and any other employee benefit plan or arrangement of the Company or its subsidiaries designated as such by the Board of Directors or the Committee.

         Plan Participant. "Plan Participant" means a participant in any of the Plans.

         Share Eligible Employee. "Share Eligible Employee" shall have the meaning set forth in (a) or (b) below, as applicable:

         (a) Prior to the first day of the Trust Year following the first Trust Year in which occurs the allocation of any Company Shares from the Trust to any Plan, "Share Eligible Employee" shall mean, as of any date, an individual employee of the Company, including its subsidiaries and affiliates, who is identified by the Committee as being a participant in a Plan.

         (b) On or after the first day of the Trust Year following the first Trust Year in which occurs the first allocation of Company Shares from the Trust to any Plan, and while Company Shares remain in the Trust, "Share Eligible Employee" shall mean, as of any date, an individual employee of the Company, including its subsidiaries and affiliates, who is identified by the Committee as being a participant in a Plan which received an allocation of Company Shares (or proceeds from the sale of Company Shares) from the Trust during the most recent prior Trust Year during which Company Shares were allocated, regardless of whether that participant was a participant in such Plan, or received an allocation of Company Shares, during such prior Trust Year.

         Share Eligibility Certification. "Share Eligibility Certification" means a certification to be provided to the Trustee by the Committee which identifies the Share Eligible Employees as of a certain date.

         Subscription Price. "Subscription Price" means the price to be paid by the Trust for the Company Shares to be purchased pursuant to this Agreement. Such Subscription Price shall be $______ per share, which is the fair market value of such Company Shares determined as of the date of this Agreement.

         Trust. "Trust" means "The Pioneer Stock Benefit Trust" established pursuant to this Agreement as the same may be amended from time to time.

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         Trustee. "Trustee" means Wachovia Bank of North Carolina, N.A. (not in its corporate capacity but as trustee of the Trust) or any successor trustee.

         Trust Fund. "Trust Fund" means the assets held at any time and from time to time under the Trust and is more fully described in Section 1.3 hereof.

         Trust Year. "Trust Year" means the period beginning on the date hereof and ending on March 31, 1997 and each 12-month period beginning on April 1 and ending on March 31 thereafter while the Trust remains in existence.



                                   ARTICLE 2.

                    Subscription, Dividends and Registration

         2.1. Subscription. The Trustee hereby subscribes for 5,000,000 (Five Million) Company Shares at the Subscription Price to be acquired and paid for as set forth on Schedule B hereto in exchange for the past services of Plan Participants in accordance with Ohio General Corporation Law Sections 1701.17 and 1701.18 and any dividends paid on Company Shares held by the Trust. The Company hereby accepts the Trustee's Company Share subscription. In satisfaction of this subscription, each Trust Year during the term of the Trust, the Company shall deliver to the Trustee at least the minimum number of Company Shares necessary to achieve purchase of the aggregate "Minimum Amount" of Company Shares set forth on Schedule B. The Company shall not be obligated to deliver Company Shares during a Blackout Period. With respect to a Blackout Period described in clause (a) or (b) of the definition of Blackout Period in Section
1.5 hereof, the Company's determination as to the existence and duration of a Blackout Period and as to the timing of any public announcements concerning developments in the Company's business shall be conclusive and binding. With respect to a Blackout Period described in clause (c) of the definition of Blackout Period in Section 1.5 hereof, such Blackout Period shall be deemed to have expired upon the earliest to occur of (i) the expiration of any "lock-up" period required by the underwriters to be applicable to the Trustee and (ii) the abandonment of such Offering.

         2.2. Dividends. Except as otherwise provided herein, dividends paid in cash on Company Shares held by the Trust shall be paid to the Company as consideration for the Company Shares to be delivered pursuant to this Agreement.




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Extraordinary Dividends shall be utilized as determined in good faith by the
Committee, which may include payments of subscription amounts.

         2.3. Binding Effect. This Agreement shall effect a purchase and sale of the Company Shares which are the subject hereof, and shall constitute a legally binding obligation of the Company to issue such Company Shares and the Trust to pay the purchase price of such Shares in accordance with the terms thereof, enforceable against the Company and the Trustee and their successors in interest.

         2.4. Status of Subscribed For Company Shares. Upon execution of this Agreement, ownership of the Company Shares herein described shall be transferred to the Trustee, subject to the terms and restrictions hereof. Company Shares subscribed for hereunder shall be deemed issued and outstanding and shall entitle the Trustee to dividend, voting and all other rights of a shareholder with respect thereto in accordance with and subject to the provisions of the Ohio General Corporation Law as in effect from time to time. Certificates representing such Company Shares will be delivered from time to time at such time and under such conditions as are prescribed by this Agreement and the Ohio General Corporation Law as in effect from time to time.

         2.5. Subscriber Trustee Default. In the event the Trustee defaults in the payment for the subscribed for Company Shares, the Board of Directors shall have the right, at its sole option, to determine, pursuant to Section 1701.14, Ohio Revised Code, whether and upon what terms the obligations of the Trustee shall be released, settled or compromised.

         2.6. Securities Matters. The Trustee represents and warrants that it is purchasing the Company Shares for its own account, for investment and not for the purpose of resale or redistribution, and that it will not sell, transfer or otherwise dispose of the Company Shares unless the Company in its sole judgment, determines based upon an opinion from counsel satisfactory to the Company that such sale, transfer or other disposition may be made without registration of the Company Shares under the Securities Act of 1933, or the Company Shares have been registered under said Act.

         2.7. Registration Rights. Whenever requested by the Trustee under this
Section 2.7, the Company shall, as expeditiously as reasonably possible, use its best efforts to (1) prepare at the Company's expense and file with the SEC a Form S-3 shelf resale Registration Statement and/or Form S-8

Registration Statement with respect to such Company Shares and use its best efforts to cause such Registration Statement to become and remain effective for the term of this Agreement, (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all Company Shares covered by such Registration Statement, (iii) furnish to the Trustee such numbers of copies of the Prospectus in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Company Shares owned by it, and (v) use its best efforts to register and qualify the Company Shares covered by such Registration Statement under such other securities, or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the Company Shares covered by the Registration Statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.


                                   ARTICLE 3.

                          Allocation of Company Shares

         3.1. Allocations. Available Shares (or any proceeds from the sale thereof) shall be allocated as directed by the Committee to the Plans in accordance with the respective regular payment schedules for contributions to such Plans. As of the end of each Trust Year, the Committee shall have allocated at least the minimum number of Company Shares indicated for such Trust Year as indicated in the "Minimum Amount" column of Schedule B attached hereto and may allocate a number of Company Shares as indicated in the "Plan Amount" column thereof or such greater number of Company Shares as it determines. Subject to Schedule B, the Committee shall allocate such Company Shares among the Plans as it shall deem appropriate in its discretion.


                                   ARTICLE 4.

                   Compensation, Expenses and Tax Withholding

         4.1. Compensation and Expenses. The Trustee shall be entitled to such reasonable compensation for its services as may be agreed upon from time to time by the Company and the Trustee and to be reimbursed for its reasonable legal, accounting and appraisal fees, expenses and other charges reasonably incurred in connection with the administration, management, investment and distribution of the Trust Fund. Such compensation shall be paid, and such reimbursement shall be made out of the Trust Fund or shall be paid directly by the Company, in its discretion. Unless the Company pays the Trustee directly, the Company agrees to make sufficient contributions to the Trust to pay such amounts owing the Trustee in addition to those contributions required by Section 2.1.

         4.2. Withholding of Taxes. The Trustee may withhold, require withholding, or otherwise satisfy its withholding obligation, on any distribution which it is directed to make, such amount as it may reasonably estimate to be necessary to comply with applicable federal, state and local withholding requirements. Upon settlement of such tax liability, the Trustee shall distribute the balance of such amount. Prior to making any distribution hereunder, the Trustee may require such release or documents from any taxing authority, or may require such indemnity, as the Trustee shall reasonably deem necessary for its protection.


                                   ARTICLE 5.

                          Administration of Trust Fund

         5.1. Management and Control of Trust Fund. Subject to the terms of this Agreement, the Trustee shall have exclusive authority, discretion and responsibility to manage and control the assets of the Trust Fund.

         5.2. Investment of Funds.

         Except as otherwise provided in Section 2.2 and in this Section 5.2, the Trustee shall invest and reinvest the Trust Fund exclusively in Company Shares, including any accretions thereto resulting from the proceeds of a tender offer, recapitalization or similar transaction which, if not in Company Shares, shall be reduced to cash as soon as practicable. The Trustee may invest any portion of the Trust Fund temporarily pending investment in Company Shares, distribution or payment of expenses in (i) investments in United States Government obligations with maturities of less than one year, (ii) interest-bearing accounts including but not limited to certificates of deposit, time deposits, saving accounts and money market accounts with maturities of less than one year in any bank, including the Trustee's, with aggregate capital in excess of $1,000,000,000 and a rating from

Moody's Investors Service of at least P1, or an equivalent rating from a nationally recognized rating agency, which accounts are insured by the Federal Deposit Insurance Corporation or other similar federal agency, (iii) obligations issued or guaranteed by any agency or instrumentality of the United States of America with maturities of less than one year, or (iv) mutual funds comprised primarily of the investments described in (i), (ii) and (iii) above.

         5.3. Trustee's Administrative Powers.

         Except as otherwise provided herein, and subject to the Trustee's duties hereunder, the Trustee shall have the following powers and rights, in addition to those provided elsewhere in this Agreement or by law:

         (a) to retain any asset of the Trust Fund;

         (b) subject to Section 5.4 and Article 3, to sell, transfer, mortgage, pledge, lease or otherwise dispose of, or grant options with respect to any Trust Fund assets at public or private sale;

         (c) with the consent of the Committee, to settle, submit to arbitration, compromise, contest, prosecute or abandon claims and demands in favor of or against the Trust Fund;

         (d) to vote or to give any consent with respect to any securities, including any Company Shares, held by the Trust either in person or by proxy for any purpose, provided that the Trustee shall vote, tender or exchange all Company Shares as provided in Section 5.4;

         (e) to exercise any of the powers and rights of an individual owner with respect to any asset of the Trust Fund and to perform any and all other acts that in its judgment are necessary or appropriate for the proper administration of the Trust Fund, even though such powers, rights and acts are not specifically enumerated in this Agreement;

         (f) with the reasonable consent of the Committee, to employ such accountants, actuaries, investment bankers, appraisers, other advisors and agents as may be reasonably necessary in collecting, managing, administering, investing, valuing, distributing and protecting the Trust Fund or the assets thereof or any borrowings of the Trustee made in accordance with Section 5.3(b); and to pay their reasonable fees and expenses, which shall be deemed to be expenses of the Trust and for which the Trustee shall be reimbursed in accordance with Section 4.1;

         (g) to cause any asset of the Trust Fund to be issued, held or registered in the Trustee's name or in the name of its nominee, or in such form that title will pass by delivery, provided that the records of the Trustee shall indicate the true ownership of such asset;

         (h) to utilize another entity as custodian to hold, but not invest or otherwise manage or control, some or all of the assets of the Trust Fund;

         (i) with the reasonable consent of the Committee, to consult with legal counsel (who may also be counsel for the Trustee generally) with respect to any of its duties or obligations hereunder; and to pay the reasonable fees and expenses of such counsel, which shall be deemed to be expenses of the Trust and for which the Trustee shall be reimbursed in accordance with
     Section 4.1; and

         (j) upon direction of the Committee to enter into any further documentation of the Subscription Agreement embodied herein.

     Notwithstanding the foregoing, neither the Trust nor the Trustee shall have any power to, and shall not, engage in any trade or business.

         5.4. Voting and Tendering of Company Shares.

         (a) Voting of Company Shares. The Trustee shall follow the directions of each Share Eligible Employee listed in the most recent Share Eligibility Certification available to it as to the manner in which Company Shares held or subscribed for by the Trust are to be voted in each matter brought before an annual or special shareholders' meeting of the Company or the manner in which any consent is to be executed, in each case as provided in this Section 5.4(a). Before each such meeting of shareholders, the Trustee shall cause to be furnished to each Share Eligible Employee a copy of the proxy solicitation material received by the Trustee, together with a form requesting confidential instructions as to how to vote the Company Shares held or subscribed for by the Trustee.

         Upon timely receipt of directions from the Share Eligible Employees, the Trustee shall on each such matter vote the Company Shares held or subscribed for by the Trust (including fractional shares) as follows. The Company Shares held or subscribed for by the Trust shall be voted by the Trustee as directed by the Share Eligible Employees with each Share Eligible Employee directing his or her Employee Directed Amount. Any Company Shares for which the Trustee does not receive a signed voting-direction instrument shall be voted for, against or to abstain in the same proportions as those Company Shares for which the Trustee did receive instructions and the Trustee shall have no discretion in such matter. Similar provisions shall apply in the case of any action by shareholder consent without a meeting.

         (b) Tender or Exchange of Company Shares. The Trustee shall use its best efforts timely to distribute or cause to be distributed to each Share Eligible Employee any written materials distributed to shareholders of the Company generally in connection with any tender offer or exchange offer, together with a form requesting confidential instructions on whether or not to tender or exchange Company Shares held or subscribed for by the Trust. Upon timely receipt of instructions from a Share Eligible Employee, the Trustee shall tender such Share Eligible Employee's Employee Directed Amount if such Share Eligible Employee has directed the Trustee to tender. A Share Eligible Employee shall not be limited in the number of instructions to tender or withdraw from tender which he or she may give but shall not have the right to give instructions to tender or withdraw from tender after a reasonable time established by the Trustee. If the Trustee shall not receive timely instruction from a Share Eligible Employee as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any Company Shares with respect to which such Share Eligible Employee has the right of direction, and the Trustee shall have no discretion in such matter.

         (c) Procedural Matters. The Company shall maintain appropriate procedures to ensure that all instructions by Share Eligible Employees are collected, tabulated, and transmitted to the Trustee without being divulged or released to any person affiliated with the Company or its affiliates. All actions taken by Share Eligible Employees and the contents of the Share Eligibility Certification shall be held confidential by the Trustee and shall not be divulged or released to any person, other than (i) agents of the Trustee who are not affiliated with the Company or its affiliates or (ii) by virtue of the execution by the Trustee of any proxy, consent or letter of transmittal for the Company Shares held in the Trust.

         (d) Intention Regarding Voting and Tendering. This Agreement is being entered into and the Trust is hereby established with the purpose of acquiring and holding Company Shares for the purpose of paying for benefits for employees of the Company and its subsidiaries and affiliates under the Plans. Therefore, it is the intent of this Agreement that such employees, represented by the Share Eligible Employees, instruct the Trustee for all purposes with respect to the voting and tendering of Company Shares held by or subscribed for by the Trustee. The Trustee shall, therefore, act in accordance with such instruction and shall not override or otherwise disregard such instruction or otherwise have discretion in the carrying out of such instruction.

         5.5. Indemnification.

         (a) To the extent lawfully allowable, the Company shall and hereby does indemnify and hold harmless the Trustee from and against any claims, demands, actions, administrative or other proceedings, causes of action, liability, loss, cost, damage or expense (including reasonable attorneys' fees), which may be asserted against it, in any way arising out of or incurred as a result of its action or failure to act in connection with the operation and administration of the Trust; provided that such indemnification shall not apply to the extent that the Trustee has acted in willful or negligent violation of applicable law or its duties under this Trust or in bad faith. The Trustee shall be under no liability to any person for any loss of any kind which may result (i) by reason of any action taken by it in accordance with any direction of the Committee or any Share Eligible Employee acting pursuant to Section 5.4 (hereinafter collectively referred to as the "directing persons"), (ii) by reason of its failure to exercise any power or authority or to take any action hereunder because of the failure of any such directing person to give directions to the Trustee, as provided for in this Agreement, or (iii) by reason of any act or omission of any of the directing persons with respect to its duties under the Trust established by this Agreement. The Trustee shall be fully protected in acting upon any instrument, certificate, or paper delivered by the Committee or any other directing person and believed in good faith by the Trustee to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

         (b) The Company may, but shall not be required to, maintain liability insurance to insure its obligations hereunder. If any payments made by the Company or the Trust pursuant to this indemnity are covered by insurance, the Company or the Trust (as applicable) shall be subrogated to the rights of the indemnified party against the insurance company.

         (c) Without limiting the generality of the foregoing, the Company may, at the request of the Trustee, advance to the Trustee reasonable amounts of expenses, including reasonable attorneys' fees and expenses, which the Trustee advised have been incurred in connection with its investigation or defense of any claim, demand, action, cause of action, administrative or other proceeding arising out of or in connection with the Trustee's performance of its duties under this Agreement.

         5.6. General Duty to Communicate to Committee. The Trustee shall promptly notify the Committee of all communications with or from any government agency or with respect to any legal proceeding with regard to the Trust and with or from any Plan Participants concerning their entitlements under the Plans or the Trust.


                                   ARTICLE 6.

                         Accounts and Reports of Trustee

         6.1. Records and Accounts of Trustee. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection or audit by any person designated by the Committee and which shall be retained as required by applicable law.

         6.2. Fiscal Year. The fiscal year of the Trust shall be the twelve month period beginning on April 1 and ending on March 31.

         6.3. Reports of Trustee. The Trustee shall prepare and present to the Committee a report for the period ending on the last day of each fiscal year, and for such shorter periods as the Committee may reasonably request, listing all securities and other property acquired and disposed of and all receipts, disbursements and other transactions effected by the Trust after the date of the Trustee's last account, and further listing all cash, securities, and other property held by the Trust, together with the fair market value thereof, as of the end of such period. In addition to the foregoing, the report shall contain such information regarding the Trust Fund's assets and transactions as the Committee in its discretion may reasonably request.

         6.4. Final Report. In the event of the resignation or removal of a Trustee hereunder, the Committee may request and the Trustee shall then with reasonable promptness submit, for the period ending on the effective date of such resignation or removal, a report similar in form and purpose to that described in Section 6.3.


                                   ARTICLE 7.

                              Succession of Trustee

         7.1. Resignation of Trustee. The Trustee or any successor thereto may resign as Trustee hereunder at any time upon delivering a written notice of such resignation, to take effect thirty (30) days after the delivery thereof to the Committee, unless the Committee accepts shorter notice; provided, however, that no such resignation shall be effective until a successor Trustee has assumed the office of Trustee hereunder.

         7.2. Removal of Trustee. The Trustee or any successor thereto may be removed by the Company by delivering to the Trustee so removed an instrument executed by the Committee. Such removal shall take effect at the date specified in such instrument, which shall not be less than thirty (30) days after delivery of the instrument, unless the Trustee accepts shorter notice; provided, however, that no such removal shall be effective until a successor Trustee has assumed the office of Trustee hereunder.

         7.3. Appointment of Successor Trustee. Whenever the Trustee or any successor thereto shall resign or be removed or a vacancy in the position shall otherwise occur, the Board of Directors shall use its best efforts to appoint a successor Trustee as soon as practicable after receipt by the Committee of a notice described in Section 7.1, or the delivery to the Trustee of a notice described in Section 7.2, as the case may be, but in no event more than one hundred eighty (180) days after receipt or delivery, as the case may be, of such notice. A successor Trustee's appointment shall not become effective until such successor shall accept such appointment by delivering its acceptance in writing to the Company. If a successor is not appointed within such 180 day period, the Trustee, at the Company's expense, may petition a court of competent jurisdiction for appointment of a successor.

         7.4. Succession to Trust Fund Assets. The title to all property held hereunder shall vest in any successor Trustee acting pursuant to the provisions hereof without the execution or filing of any further instrument, but a resigning or removed Trustee shall execute all instruments and do all acts necessary to vest title in the successor Trustee. Each successor Trustee shall have, exercise and enjoy all of the powers, both discretionary and ministerial, herein conferred upon its predecessors. A successor Trustee shall not be obliged to examine or review the accounts, records, or acts of, or property delivered by, any previous Trustee and shall not be responsible for any action or any failure to act on the part of any previous Trustee.

         7.5. Continuation of Trust. In no event shall the legal disability, resignation or removal of a Trustee terminate the Trust, but the Board of Directors shall forthwith appoint a successor Trustee in accordance with Section
7.3 to carry out the terms of the Trust.

         7.6. Changes in Organization of Trustee. In the event that any corporate Trustee hereunder shall be converted into, shall merge or consolidate with, or shall sell or transfer substantially all of its assets and business to, another corporation, state or federal, the corporation resulting from such conversion, merger or consolidation, or the corporation to which such sale or transfer shall be made, shall thereunder become and be the Trustee under the Trust with the same effect as though originally so named.

         7.7. Continuance of Trustee's Powers in Event of Termination of the Trust. In the event of the termination of the Trust, as provided herein, the Trustee shall dispose of the Trust Fund in accordance with the provisions hereof. Until the final distribution of the Trust Fund, the Trustee shall continue to have all powers provided hereunder as necessary or expedient for the orderly liquidation and distribution of the Trust Fund.

                                   ARTICLE 8.

                                 Representations

         8.1. Representations and Warranties of the Trustee. The Trustee represents and warrants to the Company as follows:

         (a) The Trustee is validly existing and in good standing as a National Banking Association.

         (b) The Trustee has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement in accordance with its terms.

         (c) This Agreement has been duly authorized, executed and delivered by the Trustee and is its valid and legally binding obligation, enforceable against the Trustee, except to the extent that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         8.2. Representations and Warranties of the Company. The Company represents and warrants to the Trust Company as follows:

         (a) The Company is validly existing and in good standing as a corporation under the laws of the state of Ohio.

         (b) The Company has full corporate power and authority (i) to execute and deliver this Agreement and to perform its obligations under this Agreement in accordance with its terms and (ii) to issue the Company Shares as contemplated hereby.

         (c) This Agreement has been duly authorized, executed and delivered by the Company and is its valid and legally binding obligation, enforceable against the Company, except to the extent that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         (d) The Company Shares issued pursuant to this Agreement have been validly authorized and reserved for issuance and duly authorized for listing on NASDAQ, and when paid for and delivered in accordance with this Agreement, will be validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.


                                   ARTICLE 9.

                            Amendment or Termination

         9.1. Amendments. Except as otherwise provided herein, the Company may amend this Agreement, including the Subscription Agreement and/or the Trust Agreement embodied herein, at any time and from time to time in any manner which it deems desirable, provided that no amendment may change (i) the allocation formula contained in Section 3.1 so as to change the number of Available Shares in any Trust Year, (ii) the substantive terms of Sections 9.1, 9.2 or 9.3, or
(iii) the duties of the Trustee without the Trustee's consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Company shall retain the power under all circumstances to amend this Agreement, including the Subscription Agreement and/or the Trust Agreement embodied herein, to correct any errors or clarify any ambiguities or similar issues of interpretation therein and to make equitable adjustments in the event of stock splits, stock dividends, changes in the capital of the Company and similar transactions.

         9.2. Termination. Subject to the terms of this Section 9.2, the Trust shall terminate on March 31, 2011 or any earlier date on which the Company Share subscription is paid in full and all Company Shares have been allocated from the Trust (the "Termination Date"). The Board of Directors may terminate the Trust at any time in its sole discretion prior to the Termination Date (whether or not a transaction that if consummated would constitute a Change of Control is then pending) or at such time as there are no Company Shares subject to an outstanding subscription agreement. In the event of such a Termination, the Subscription Agreement embodied in this Agreement shall be of no further force or effect and any Company Shares held by the Trustee shall be allocated to the Plans as directed by the Committee. The Trust shall also terminate automatically upon the Company giving the Trustee notice of a Change of Control. In the event of a termination upon a Change of Control, the Trustee shall use the proceeds of the sale of the subscribed for Company Shares to pay the subscription price and any excess funds shall be allocated to the Plans as directed by the Committee.

         9.3. Form of Amendment or Termination. Any amendment or termination of this Agreement, including the Subscription Agreement and/or the Trust Agreement embodied herein, shall be evidenced by an instrument in writing signed by an authorized officer of the Company, certifying that said amendment or termination has been authorized and directed by the Company or the Board of Directors, as applicable, and, in the case of any amendment, shall be consented to by signature of an authorized officer of the Trustee, if required by Section 9.1.


                                   ARTICLE 10.

                                  Miscellaneous

         10.1. Controlling Law. The laws of the State of Ohio shall be the controlling law in all matters relating to the Trust, without regard to conflicts of law.

         10.2. Committee Action. Any action required or permitted to be taken by the Committee may be taken on behalf of the Committee by any individual so authorized. The Company shall furnish to the Trustee the name and specimen signature of each member of the Committee upon whose statement of a decision or direction the Trustee is authorized to rely. Until notified of a change in the identity of such person or persons, the Trustee shall act upon the assumption that there has been no change.

         10.3. Notices. All notices, requests, or other communications required or permitted to be delivered hereunder shall be in writing, delivered by registered or certified mail, return receipt requested as follows:

                  To the Company:

                  Pioneer-Standard Electronics, Inc.
                  4800 East 131st Street
                  Cleveland, Ohio  44105

                  Attention:  John V. Goodger

                  To the Trustee:

                  Wachovia Bank of North Carolina, N.A.
                  Post Office Box 3099
                  Winston-Salem, N.C.  27150

                  Attention:  Beverly H. Wood

Any party hereto may from time to time, by written notice given as aforesaid, designate any other address to which notices, requests or other communications addressed to it shall be sent.

         10.4. Severability. If any provision of this Agreement shall be held illegal, invalid or unenforceable for any reason, such provision shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if said provision had never been inserted herein.

         10.5. Protection of Persons Dealing with the Trust. No person dealing with the Trustee shall be required or entitled to monitor the application of any money paid or property delivered to the Trustee, or determine whether or not the Trustee is acting pursuant to authorities granted to it hereunder or to authorizations or directions herein required.

         10.6. Tax Status of Trust. It is intended that the Company, as grantor hereunder, be treated as the owner of the entire Trust and the trust assets under Section 671, et seq. of the Code. Until advised otherwise, the Trustee may presume that the Trust is so characterized for federal income tax purposes and shall make all filings of tax returns on that presumption.

         10.7. Participants to Have No Interest in the Company by Reason of this Agreement. Neither the execution of this Agreement, nor the creation of the Trust nor anything contained in the Trust nor any amendment or termination of the Agreement or the Trust shall be construed as giving any person, including any individual employed by the Company or any subsidiary or affiliate of the Company, any equity or other interest in the assets, business, or affairs of the Company except to the extent that any such individuals are entitled to exercise shareholder rights with respect to Company Shares pursuant to Section 5.4.

         10.8. Nonassignability. No right or interest of any person to receive distributions from the Trust shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy, but excluding death or mental incompetency, and no right or interest of any person to receive distributions from the Trust shall be subject to any obligation or liability of any such person, including claims for alimony or the support of any spouse or child.

         10.9. Gender and Plurals. Whenever the context requires or permits, the masculine gender shall include the feminine gender and the singular form shall include the plural form and shall be interchangeable.

         10.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original.

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be signed, and their seals, if any, affixed hereto, by their authorized officers all as of the day, month and year first above written.

                                     PIONEER-STANDARD ELECTRONICS, INC.

                                     By     /s/ James L. Bayman
                                        ---------------------------------
                                        James L. Bayman
                                        Chairman of the Board and
                                        President


                                     WACHOVIA BANK OF NORTH CAROLINA, N.A.



                                     By     /s/ Joe Long
                                        ---------------------------------

                                   SCHEDULE A



                   Plans To Which Company Shares Are Allocable

                   1.      Group Insurance Plan (Life)

                   2.      Medical Plan

                   3.      Dental Care Plan

                   4.      Long Term Disability Plan

                   5.      Vision Plan

                   6. Pioneer-Standard Electronics, Inc. Employees' Profit Sharing Retirement Plan

                   7.      Pioneer Technologies Group, Inc. Profit Sharing Plan

                   8.      Employee Bonuses and Commissions

                   9.      Employee Compensation

                  10.      Pioneer-Standard Electronics, Inc. 1991 Stock Option
                           Plan

                  11. Pioneer-Standard Electronics, Inc. 1982 Incentive Stock Option Plan

                                   SCHEDULE B

                            Minimum Allocation Table


      Trust                        Plan                      Minimum
      Year                        Amount                      Amount
      ----                        ------                      ------

        1                         426,520                    100,000
        2                         837,530                    220,000
        3                       1,233,594                    375,000
        4                       1,615,256                    500,000
        5                       1,983,039                    650,000
        6                       2,337,449                    810,000
        7                       2,678,970                  1,000,000
        8                       3,008,073                  1,200,000
        9                       3,325,209                  1,425,000
       10                       3,630,812                  1,700,000
       11                       3,925,302                  2,000,000
       12                       4,209,084                  2,250,000
       13                       4,482,546                  2,600,000
       14                       4,746,064                  3,000,000
       15                       5,000,000                  5,000,000